Exhibit 5.1

May 30, 2006

Microvision, Inc.

6222 185th Avenue NE

Redmond, WA 98052

Re:	Registration Statement on Form S-3 (No. 333-128019)

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated September 8, 2005 (the “Base Prospectus”), the prospectus supplement dated May 25, 2006 (“the Prospectus Supplement”) and filed with the Securities and Exchange Commission (the “Commission”) by Microvision, Inc. (the “Company”) on May 26, 2006 pursuant to Rule 424 promulgated under the Securities Act of 1933, as amended (the “Act”), and the Company’s free writing prospectus (the “Free Writing Prospectus” and together with the Base Prospectus and the Prospectus Supplement, the “Prospectus”) filed with the Commission on May 31, 2006 pursuant to Rule 433 promulgated under the Act. The Prospectus relates to the offering by the Company of 10,750,000 shares (the “Shares”) of the Company’s common stock, $.001 par value per share (the “Common Stock”), warrants (the “Warrants”) to purchase 10,750,000 shares of Common Stock, a warrant (the “Underwriter’s Warrant”) to purchase 537,500 shares of Common Stock and a warrant (the “Underwriter’s Warrant to Acquire Warrants,” and together with the Shares, Warrants and Underwriter’s Warrant, the “Securities”) to purchase 537,500 warrants that are identical to the Warrants, which Securities are covered by the Registration Statement. We understand that the Securities are to be offered and sold in the manner described in the Prospectus.

We have acted as counsel for the Company in connection with the issuance of the Securities. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. The opinions expressed below are limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

Based upon and subject to the foregoing, we are of the opinion that:

1.	The Shares have been duly authorized and, when issued and paid for as described in the Prospectus, will be validly issued, fully paid and nonassessable.

2.

The Warrants, the Underwriter’s Warrant and the Underwriter’s Warrant to Acquire Warrants have been duly authorized by the Company, and when issued and paid for as described in the Prospectus, will constitute valid and binding obligations of the Company, subject to (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the

Microvision, Inc.	- 2 -	May 30, 2006

rights and remedies of creditors and (b) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

3.	Shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized, and when the Warrant Shares are issued out of the Company’s duly authorized common stock upon exercise of, and pursuant to the provisions of, the Warrants, and the Company has received the consideration therefore in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

4.	Shares of Common Stock issuable upon exercise of the Underwriter’s Warrant (the “Underwriter’s Warrant Shares”) have been duly authorized, and when the Underwriter’s Warrant Shares are issued out of the Company’s duly authorized common stock upon exercise of, and pursuant to the provisions of, the Underwriter’s Warrant, and the Company has received the consideration therefore in accordance with the terms of the Underwriter’s Warrant, the Underwriter’s Warrant Shares will be validly issued, fully paid and nonassessable.

5.	Warrants (the “Underwriter’s Warrant Warrants”) issued on exercise of the Underwriter’s Warrant to Acquire Warrants have been duly authorized by the Company, and when issued in accordance with the terms of the Underwriter’s Warrant to Acquire Warrants, will constitute valid and binding obligations of the Company, subject to (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (b) general principles of equity, regardless of whether applied in a proceeding in equity or at law.

6.	Shares of Common Stock issuable upon exercise of the Underwriter’s Warrant Warrants have been duly authorized, and when such shares are issued out of the Company’s duly authorized common stock upon exercise of, and pursuant to the provisions of, the Underwriter’s Warrant Warrants, and the Company has received the consideration therefor in accordance with the terms of the Underwriter’s Warrant Warrants, such shares will be validly issued, fully paid and nonassessable.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP